Joint Filer Information

Name: Black Diamond Offshore Ltd.
Address:  2100 McKinney Avenue, Suite 1800
  Dallas, TX 75201
Designated Filer:    Carlson Capital, L.P.
Issuer:   SWK Holdings Corporation
Date of Event Requiring Statement:  February 28, 2012
Signature:

BLACK DIAMOND OFFSHORE LTD.

By:  Carlson Capital, LP, its investment manager

/s/ Clint D. Carlson
By:      Clint D. Carlson
Title:   President

Name:  Double Black Diamond Offshore Ltd.
Address:  2100 McKinney Avenue, Suite 1800
                  Dallas, TX 75201
Designated Filer:  Carlson Capital, L.P.
Issuer:   SWK Holdings Corporation
Date of Event Requiring Statement:   February 28, 2012
Signature:

DOUBLE BLACK DIAMOND OFFSHORE LTD.

By:  Carlson Capital, LP, its investment manager

/s/ Clint D. Carlson
By:     Clint D. Carlson
Title:  President

Name:  Asgard Investment Corp.
Address:    2100 McKinney Avenue, Suite 1800
    Dallas, TX 75201
Designated Filer:  Carlson Capital, L.P.
Issuer:  SWK Holdings Corporation
Date of Event Requiring Statement:  February 28, 2012
Signature:

ASGARD INVESTMENT CORP.

/s/ Clint D. Carlson
By:     Clint D. Carlson
Title:  President

Name: Clint D. Carlson
Address:  2100 McKinney Avenue, Suite 1800
   Dallas, TX 75201
Designated Filer: Carlson Capital, L.P.
Issuer: SWK Holdings Corporation
Date of Event Requiring Statement: February 28, 2012
Signature:

/s/ Clint D. Carlson
Clint D. Carlson